Exhibit 99.5

THE BANK OF NEW YORK MELLON

The Bank of New York Mellon, N.A.

DECLARATION OF ACCELARATION OF MATURITY FOR CORUS STATUTORY TRUST VII

January 29, 2010

TO:

Wilmington Trust Company, as Property Trustee and as Note Trustee
Attn: Corporate Trust Administration
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1600

Corus Bankshares, Inc., as Sponsor
Attn: Timothy H. Taylor
3959 N. Lincoln Avenue
Chicago, IL 60613

CC:

Trapeza Capital Management, LLC, as Collateral Manager for Trapeza CDO VII, LTD.
441 Vine Street
Suite 1300
Cincinnati, OH 45202

With reference to the Indenture (the “Indenture”) between Corus Bankshares, Inc. and Wilmington Trust Company dated as of September 20, 2004, and with reference to the Amended and Restated Declaration (the “Trust Agreement”) among Corus Bankshares, Inc., Wilmington Trust Company and the Administration Trustees named therein dated as of September 20, 2004 and relating to Corus Statutory Trust VII. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Trust Agreement.

Pursuant to Section 6.9(b) of the Trust Agreement and with reference to the Indenture Event of Default which occurred on September 11, 2009, Trapeza CDO VII, Ltd., as holder of $7,500,000.00 of Capital Securities (CUSIP 220873AA1), via The Bank of New York Mellon, N.A. as trustee, declares the principal amount of all the Notes to be due and payable immediately.

Should you have any questions, please contact Joe Christianson at (713) 483-7878.

THE BANK OF NEW YORK MELLON, N.A., as trustee for Trapeza CDO VII, Ltd.

601 Travis St
16th Floor
Houston, TX 77002